Exhibit 1.1

Execution Version

Syneos Health, Inc.

Class A Common Stock

Underwriting Agreement

June 2, 2021

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

The stockholders named in Schedule II hereto (the “Selling Stockholders”) of Syneos Health, Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to BofA Securities, Inc. (“BofA Securities”) as set forth in Schedule I hereto (the “Underwriter”) an aggregate of 10,851,676 shares (the “Shares”) of Class A Common Stock, par value $0.01 (“Stock”) of the Company.

1.    (a) The Company represents and warrants to, and agrees with, the Underwriter and the Selling Stockholders that:

(i)    An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-228559) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, became effective on filing and any post-effective amendments thereto either became effective on filing or have been declared effective by the Commission; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented, including by means of the free writing prospectus filed pursuant to Rule 433 under the Act on the date hereof, immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b)

under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(iii)    For the purposes of this Agreement, the “Applicable Time” is 4:05 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, each as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(iv)    The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S–3; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(v)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vi)    The Registration Statement conforms, at the time it became effective, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus on the date when such prospectus, amendment or supplement is first filed will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(vii)    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the business, financial position or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus (any such change or event, a “Material Adverse Effect”);

(viii)    Each of the Company and its subsidiaries owns or leases all real properties as are necessary to the conduct of its respective operations as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect;

(ix)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its formation, has the company power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under each of this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; and each significant subsidiary (as defined in Rule 1-02(x) of Regulation S-X under the Act) of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(x)    The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Disclosure Package and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(xi)    The consummation of the transactions herein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) will not result in any violation of the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries, or (iii) will not result in any violations any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (i) and (iii) for such conflicts, violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter;

(xii)    Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or Bylaws or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) for such defaults that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

(xiii)    The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock and under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(xiv)    Other than as disclosed in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings, actions or suits pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject except such proceedings, actions or suits that would not reasonably be expected to have a Material Adverse Effect, or affect the power or ability of the Company to perform its obligations under this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier of the Company, exists or, to the Company’s knowledge, is threatened or imminent;

(xv)    The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;

(xvi)    (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(xvii)    Deloitte & Touche LLP, who have audited certain financial statements of the Company and its subsidiaries included in the Pricing Disclosure Package and the Prospectus, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xviii)    Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(xix)    The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xx)    The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and the Company’s internal control over financial reporting is effective and the Company has no actual knowledge of any “material weaknesses” (as defined in the standards established by the U.S. Public Accounting Oversight Board) in its internal control over financial reporting;

(xxi)    This Agreement has been duly authorized, executed and delivered by the Company;

(xxii)    None of the Company any of their subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of their subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxiii)    The operations of the Company and their subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of their subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxiv)    None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person or entity, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(xxv)    The Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries have received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such certificate, authorization or permit except which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would not reasonably be expected to have a Material Adverse Effect;

(xxvi)    The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, except as would not reasonably be expected to have a Material Adverse Effect;

(xxvii)    Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals required under Environmental Laws, and having made all filings and provided all financial assurances and notices, required of the Company or its subsidiaries for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority or person that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, which allegations remain outstanding; (iii) there is no pending, or, to the Company’s actual knowledge, threatened in writing claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, in each case, by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law; (iv) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) to the Company’s actual knowledge, no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (vi) to the Company’s actual knowledge, there are no past or present conditions, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources, including wetlands, flora and fauna. “Environmental Laws” means, to the extent applicable, the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health (but only to the extent relating to the Release or threat of Release of Materials of Environmental Concern). “Materials of Environmental Concern” means any substance, material, or waste classified, characterized or regulated as hazardous, toxic or a pollutant or contaminant under any Environmental Law, including without limitation petroleum and petroleum products. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility;

(xxviii)    Any third party statistical and market-related data included in a Registration Statement, a Pricing Prospectus or the Pricing Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate;

(xxix)    The Company, together with its subsidiaries, have filed all necessary federal, state, provincial and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment levied against any of them other than those being contested in good faith and by appropriate proceedings and for which adequate accruals have been established in accordance with generally accepted accounting principles in the United States (“GAAP”), in each case except as would not reasonably be expected to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements included in the Pricing Prospectus in respect of all federal, state, provincial and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined, in each case except as would not reasonably be expected to have a Material Adverse Effect;

(xxx)    Each of the Company and its subsidiaries is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect;

(xxxi)    Except as would not result, individually or in the aggregate, in Material Adverse Effect, (i) the Company, and its subsidiaries and any “employee benefit plan” (as defined under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA)” which term, as used herein, includes the regulations and published interpretations thereunder), excluding any “employee benefit plan” subject to Title IV of

ERISA, established or maintained by the Company and its subsidiaries are in compliance with ERISA, (ii) no “reportable event” (as described under Section 4043(c) of ERISA) for which notice has not been waived has occurred or is reasonably expected to occur with respect to any “employee benefit plan” subject to Title IV of ERISA that is established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates; (iii) no failure to satisfy the minimum funding standard under Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur with respect to any “employee benefit plan” subject to Title IV of ERISA established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates; and (iv) neither the Company or its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA (including any liability under Section 4062(e) of ERISA) with respect to termination of, or withdrawal from, any “employee benefit plan” subject to Title IV of ERISA or (B) Sections 412, 4971, or 4975 of the Code with respect to any “employee benefit plan” subject to Title IV of ERISA established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. Except as would not reasonably be expected to result in a Material Adverse Effect, each “employee benefit plan” established or maintained by the company or its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code has been determined by the IRS to be so qualified or is in the process of being submitted to the IRS for approval or will be so submitted during the applicable remedial amendment period and, to the knowledge of the Company, nothing has occurred since the date of such determination, whether by action or failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary of the Company, any corporation or trade or business that, together with the Company or a subsidiary of the Company, is treated as a “single employer” under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code” which term, as used herein, includes the regulations and published interpretations thereunder);

(xxxii)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, or foreign equivalents, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union organization attempts with respect to the employees of the Company or any of its subsidiaries are pending and, to the Company’s knowledge, no union organizing activities are taking place; and (ii) there has been no violation of any federal, state, local or foreign law relating to discrimination in hiring, promotion or pay of employees of the Company or any of its subsidiaries or of any applicable wage or hour laws;

(xxxiii)    Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its subsidiaries have submitted and possess, or qualify for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto issued or required by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their business , including, without limitation, all such licenses, certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”), the United States Department of Health and Human Services, the European Medicines Agency or any other applicable state, federal or foreign agencies or bodies engaged in the regulation of drugs or medical devices (including diagnostics), and (ii) the Company and its subsidiaries have not received any written notice relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit;

(xxxiv)    Except as would not reasonably be expected to have a Material Adverse Effect, none of the Company, its subsidiaries or their respective directors, officers, employees, agents, contractors or licensees (if any), is in violation of any applicable Health Care Laws. For purposes of this Agreement, “Health Care Laws” means (i) United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.) and the regulations promulgated thereunder; (ii) all federal, state, local and foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), Sections 1320a-7 of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (iii) any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); (iv) the Administrative Simplification provisions of HIPAA (42 U.S.C. Section 1320d et seq.), the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers or information related to health or medical records; (v) the U.S. Controlled Substances Act and the regulations promulgated thereunder; (vi) Titles XVIII and XIX of the U.S. Social Security Act and the regulations promulgated thereunder; (vii) the Clinical Laboratory Improvement Act and the regulations promulgated thereunder, and (viii) any amendments to such laws and all other applicable health care laws and regulations, in any jurisdiction, as well as contractual agreements mandated by such laws. Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or other governmental or regulatory authority or third party alleging that any services, products, operations or activities of the Company or any of its subsidiaries is in material violation of any Health Care Laws nor, to the knowledge of the Company or its subsidiaries, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, deferred prosecution agreements, consent decrees, settlement orders, plan of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, none of the Company, its subsidiaries or their respective employees, officers, directors, agents, contractors has been excluded, suspended or debarred from participation in any federal health care program or disqualified or restricted under the Health Care Laws or is subject to or has been threatened in writing with an inquiry, investigation, proceeding, or other similar matter that would subject the Company, any of its subsidiaries, or any of their respective employees, officers, directors, agents or contractors, to exclusion, suspension, debarment, disqualification or restriction.

(xxxv)    Except as would not reasonably be expected to have a Material Adverse Effect: (i) the Company and each of its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Company and each of its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; and (iii) the Company and each of its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(b)    Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, the Underwriter and the Company that:

(i)    All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii)    The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership or other similar organization documents of such Selling Stockholder if such Selling Stockholder is not a natural person, corporation or partnership or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder, except, in the case of (A) and (C), as would not, individually or in the aggregate, affect the validity of the Shares to be sold by such Selling Stockholders or reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this agreement;

(iii)    Such Selling Stockholder has, and immediately prior to the Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have valid and unencumbered title to the Shares to be sold by such Selling Stockholder hereunder at the Time of Delivery; and, upon delivery of such Shares and payment therefor pursuant hereto, valid and unencumbered title to such Shares will pass to the Underwriter. Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities account of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC;

(iv)    On or prior to the date of the Pricing Prospectus, such Selling Stockholder executed and delivered to the Underwriter an agreement substantially in the form of Annex IV hereto;

(v)    Such Selling Stockholder has not taken and will not take, prior to the completion of its participation in the offering at its closing, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi)    To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder pursuant to Item 7 of Form S-3 expressly for use therein, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made,) not misleading;

(vii)    Such Selling Stockholder has delivered or will deliver to you prior to or at the Time of Delivery a properly completed and executed United States Internal Revenue Service Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) together with all required attachments to such form; and

(viii)    Each Selling Stockholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

2.    Subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from each of the Selling Stockholders, at a purchase price per share of $81.20, the number of Shares of the Selling Stockholders as set forth opposite their respective names in Schedule II.

3.    The Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4.    (a) The Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Underwriter, through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholders party hereto at least forty-eight hours in advance. The Company and the Selling Stockholders will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Shares, 9:30 a.m., New York City time, on June 7, 2021 or such other time and date as the Underwriter, the Selling Stockholders and the Company may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery.”

(b)    The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 8(l) hereof will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated bylaw or executive order to close.

5.    The Company agrees with the Underwriter:

(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof;

to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriter (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)    If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)    If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriter, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)    Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may reasonably request and to use its commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction;

(e)    On the second New York Business Day following the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as the Underwriter may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)    To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)    (i) During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of BofA Securities; provided, however, that the restrictions in the foregoing sentence shall not apply to (A) the Shares to be sold hereunder; (B) the Shares to be issued upon the conversion or exchange of any convertible or exchangeable securities outstanding as of the date of this Agreement; (C) Shares or any securities (including without limitation options, restricted stock or restricted stock units) convertible into, or exercisable for, shares of Stock pursuant to any employee stock plan, incurrence plan, stock plan, dividend reinvestment plan or otherwise in equity compensation arrangements in place as of the Applicable Time; (D) the issuance of any other securities registered pursuant to any registration statement on Form S-8 relating to any benefit plans or arrangements disclosed in the Pricing Disclosure

Package; (E) the pledge of any shares of the capital stock of any subsidiaries of the Company in connection with the incurrence of any new or refinanced indebtedness and (F) the issuance of up to 5.0% of the outstanding shares of Stock in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with its acquisition by the Company or any of its subsidiaries of such entity; provided that each recipient of any shares of Stock issued or sold pursuant to either clauses (E) or (F) above executes and delivers to the Underwriter prior to such issuance or sale (as the case may be) an agreement having substantially the same terms as the lock-up letters described in Section 8(j) of this Agreement; and

(h)    To use its reasonable best efforts to list or maintain the listing of the Shares for trading on the Nasdaq Global Select Market (the “Exchange”).

(i)    The Company and the Selling Stockholders will deliver to the Underwriter (or its agents), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Underwriter may reasonably request in connection with the verification of the foregoing certification.

6.    (a) The Company represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Underwriter represents and agrees that, without the prior consent of the Company and the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule III(a) hereto;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3.

7.    The Company and each of the Selling Stockholders covenant and agree with one another and with the Underwriter that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel, Selling Stockholders’

counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriter in connection with, any required review by FINRA of the terms of the sale of the Shares; provided that the reasonable fees of counsel for the Underwriter relating to subclauses (iii) and (v) of this Section 7 shall not exceed $30,000 in the aggregate; (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates; if applicable (ii) the cost and charges of any transfer agent or registrar, and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (c) such Selling Stockholder will pay or cause to be paid costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section or otherwise agreed with the Company, including all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriter hereunder.

8.    The obligations of the Underwriter hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)    Simpson Thacher & Bartlett LLP, counsel for the Underwriter, shall have furnished to the Underwriter such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    Latham & Watkins LLP, counsel for the Company, shall have furnished to the Underwriter its written opinion (a form of such opinion is attached as Annex II(a) hereto), dated the Time of Delivery, in form and substance reasonably satisfactory to you and Jonathan Olefson, in-house counsel for the Company, shall have furnished to the Underwriter his written opinion (a form of such opinion is attached as Annex II(b) hereto), dated the Time of Delivery, in form and substance reasonably satisfactory to you.

(d)    The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to the Underwriter its written opinion (forms of such opinions are attached as Annex II(c) hereto), dated the Time of Delivery, in form and substance reasonably satisfactory to you.

(e)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you relating to the Company;

(f)    [Reserved];

(g)    (i) The Company and its subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(h)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j)    The Shares to be sold at the Time of Delivery shall have been duly listed on the Exchange;

(k)    The Company shall have obtained and delivered to the Underwriter executed copies of an agreement from each stockholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex IV hereto in form and substance satisfactory to you;

(l)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement; and

(m)    The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of the Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section 8.

9.    (a) The Company will indemnify and hold harmless the Underwriter and Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter and Selling Stockholder for any legal or other expenses reasonably incurred by the Underwriter or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter or by any Selling Stockholder expressly for use therein, it being understood that in the case of the Selling Stockholders, such information is limited to information provided in preparation of the answers to Item 7 of Form S-3.

(b)    Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein in the preparation of the answers to Item 7 of Form S-3; and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the gross proceeds (after deducting underwriting discounts and commissions, but before giving effect to expenses) from the sale of Shares sold by such Selling Stockholder hereunder (the “Selling Stockholder Gross Proceeds”).

(c)    The Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)    Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection unless and to the extent it did not otherwise learn of such action and such results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the Selling Stockholder Gross Proceeds exceed the amount of any damages which the Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)    (i) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the Underwriter; (ii) the obligations of each Selling Stockholder under this Section 9 shall be in addition to any liability which such Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the Underwriter; and (iii) the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10.    [Reserved].

11.    The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder and shall survive delivery of and payment for the Shares.

12.    If for any reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, each of the Selling Stockholders pro rata (based on the number of Shares to be sold by such Selling Stockholder hereunder) will reimburse the Underwriter for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to the Underwriter except as provided in Sections 7 and 9 hereof.

13.    All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to BofA Securities, Inc., One Bryant Park, New York, NY 10036, Facsimile: (646) 855-3073, Attention: Syndicate Department, with a copy to: Facsimile: (212) 230-8730, Attention: ECM Legal; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 8(j) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to the Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter at its address set forth in its Underwriter’s Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholder by you on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to BofA Securities, Inc., One Bryant Park, New York, NY 10036, Facsimile: (646) 855-3073, Attention: Syndicate Department, with a copy to: Facsimile: (212) 230-8730, Attention: ECM Legal. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company and the Selling Stockholders, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.    (a) The Company and each of the Selling Stockholders, severally and not jointly, acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement, (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate and (v) none of the activities of the Underwriter in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriter with respect to any entity or natural person. The Company and each Selling Stockholder agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

(b)    Each Selling Stockholder further acknowledges and agrees that, although the Underwriter may provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriter is not making a recommendation to any Selling Stockholder to participate in the offering or sell any Shares at the purchase price set forth in Section 2 herein, and nothing set forth in such disclosures or documentation is intended to suggest that the Underwriter is making such a recommendation.

17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriter, with respect to the subject matter hereof.

18.    This Agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.    The Company, each Selling Stockholder and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

21.    Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22.    (a) In the event that the Underwriter is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that the Underwriter is a Covered Entity or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Company and each of the Selling Stockholders.

Very truly yours,

SYNEOS HEALTH, INC.

By:	/s/ Jason Meggs
	Name:	Jason Meggs
	Title:	Chief Financial Officer

[Signature Page – Underwriting Agreement]

THOMAS H. LEE EQUITY FUND VII, L.P.
THOMAS H. LEE PARALLEL FUND VII, L.P.
THOMAS H. LEE PARALLEL (CAYMAN) FUND VII, L.P.
THL EXECUTIVE FUND VII, L.P.
THL EQUITY FUND VII INVESTORS (INVENTIV), L.P.

By: THL Equity Advisors VII, LLC,
its General Partner
By: Thomas H. Lee Partners, L.P.,
its Sole Member
By: Thomas H. Lee Advisors, LLC,
its General Partner
By: THL Holdco, LLC,
its Managing Member

By:	/s/ Todd Abbrecht
Name:	Todd Abbrecht
Title:	Managing Director

THL FUND VII COINVESTMENT PARTNERS, L.P.

By: Thomas H. Lee Partners, L.P.,
its General Partner
By: Thomas H. Lee Advisors, LLC,
its General Partner
By: THL Holdco, LLC,
its Managing Member

By:	/s/ Todd Abbrecht
Name:	Todd Abbrecht
Title:	Managing Director

THL MANAGERS VII, LLC

By:	/s/ Todd Abbrecht
Name:	Todd M. Abbrecht
Title:	Managing Director

[Signature Page – Underwriting Agreement]

THOMAS H. LEE EQUITY FUND VI (2019), L.P.

By: THL Equity Advisors VI (2019), LLC,
its General Partner
By: Thomas H. Lee Partners, L.P.,
its Sole Member
By: Thomas H. Lee Advisors, LLC,
its General Partner
By: THL Holdco, LLC,
its Managing Member

By:	/s/ Todd Abbrecht
Name:	Todd M. Abbrecht
Title:	Managing Director

THL FUND VI (2019) COINVESTMENT PARTNERS, L.P.

By: Thomas H. Lee Partners, L.P.,
its General Partner
By: Thomas H. Lee Advisors, LLC,
its General Partner
By: THL Holdco, LLC,
its Managing Member

By:	/s/ Todd Abbrecht
Name:	Todd M. Abbrecht
Title:	Managing Director]

THL MANAGERS VI, LLC

By:	/s/ Todd Abbrecht
Name:	Todd M. Abbrecht
Title:	Managing Director

[Signature Page – Underwriting Agreement]

DOUBLE EAGLE INVESTOR HOLDINGS, L.P.

By: Double Eagle GP, LLC, its General Partner
By: Advent International Corporation, its Sole Member

	By:	/s/ Michael Ristaino
	Name:	Michael Ristaino
	Title:	Vice President of Finance – Fund Administration

ADVENT INTERNATIONAL GPE VIII-C LIMITED PARTNERSHIP

By: GPE VIII GP S.à r.l., its General Partner
By: Advent International GPE VIII, LLC, its Manager

/s/ Jarlyth Gibson
Jarlyth Gibson, Manager

By: Advent International Corporation, its Manager

By:	/s/ Michael Ristaino
Name:	Michael Ristaino
Title:	Vice President of Finance – Fund Administration

[Signature Page – Underwriting Agreement]

Accepted as of the date hereof

BOFA SECURITIES, INC.

By:	/s/ Omid Ahdieh
Name: Omid Ahdieh
Title: Managing Director, BofA Securities

[Signature Page – Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Shares to be Purchased
BofA Securities, Inc.	10,851,676

Total	10,851,676

SCHEDULE II

Total Number of Shares to be Sold
The Selling Stockholders:
Thomas H. Lee Equity Fund VII, L.P. (a)	370,125
Thomas H. Lee Parallel Fund VII, L.P. (a)	292,043
Thomas H. Lee Parallel (Cayman) Fund VII, L.P. (b)	391,429
THL Executive Fund VII, L.P. (a)..	32,443
THL Fund VII Coinvestment Partners, L.P. (a)	56,444
THL Equity Fund VII Investors (inVentiv), L.P. (a)	2,414,449
Thomas H. Lee Equity Fund VI (2019), L.P. (a)	1,220,650
THL Fund VI (2019) Coinvestment Partners, L.P. (a)	39,297
THL Managers VI, LLC (a)	815
THL Managers VII, LLC (a)	313
Advent International GPE VIII-C Limited Partnership (c)	103,104
Double Eagle Investor Holdings, L.P. (a)	5,930,564

Total	10,851,676

(a)	This Selling Stockholder is represented by Weil, Gotshal & Manges LLP, 767 5th Avenue, New York, NY 10153.
(b)	This Selling Stockholder is represented by Walkers (Cayman), 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands.
(c)	This Selling Stockholder is represented by Bonn Steichen & Partners, 2, rue Peternelchen, Immeuble C2, L-2370 Howald, Luxembourg.

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

None.

(b)	Additional documents incorporated by reference

None.

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The Selling Stockholders are selling 10,851,676 Shares.

As to each investor, the public offering price per share for the Shares shall be the price per share paid by such investor.

SCHEDULE IV

Name of Stockholder

TODD ABBRECHT

THOMAS ALLEN

BERNADETTE M. CONNAUGHTON

JOHN M. DINEEN

LINDA A. HARTY

WILLIAM E. KLITGAARD

ALISTAIR MACDONALD

JOHN MALDONADO

KENNETH F. MEYERS

MATTHEW E. MONAGHAN

JOSHUA M. NELSON

PAUL COLVIN

MICHELLE KEEFE

JASON MEGGS

JONATHAN OLEFSON

DONNA KRALOWETZ

THOMAS H. LEE EQUITY FUND VII, L.P.

THOMAS H. LEE PARALLEL FUND VII, L.P.

THOMAS H. LEE PARALLEL (CAYMAN) FUND VII, L.P.

THL EXECUTIVE FUND VII, L.P.

THL FUND VII COINVESTMENT PARTNERS, L.P.

THL EQUITY FUND VII INVESTORS (INVENTIV), L.P.

THOMAS H. LEE EQUITY FUND VI (2019), L.P.

THL FUND VI (2019) COINVESTMENT PARTNERS, L.P.

THL MANAGERS VI, LLC

THL MANAGERS VII, LLC

DOUBLE EAGLE INVESTOR HOLDINGS, L.P.

ADVENT INTERNATIONAL GPE VIII-C LIMITED PARTNERSHIP

ANNEX II(a)

FORM OF OPINION OF

COUNSEL FOR THE COMPANY

ANNEX II(b)

FORM OF OPINION OF

IN-HOUSE COUNSEL FOR THE COMPANY

ANNEX II(c)

FORMS OF OPINION OF

COUNSEL FOR THE SELLING STOCKHOLDERS

ANNEX IV

[FORM OF LOCK-UP AGREEMENT]

Syneos Health, Inc.

Lock-Up Agreement

June 2, 2021

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Re:	Syneos Health, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you (collectively, the “Underwriter”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Syneos Health, Inc., a Delaware corporation (the “Company”), and the Selling Stockholders named in Schedule II to the Underwriting Agreement providing for a public offering of shares of Class A Common Stock, par value $0.01 (the “Stock”) of the Company (the “Shares”) pursuant to the Registration Statement on Form S-3 (No. 333-228559) filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriter to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Stockholder Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. The undersigned further confirms that neither the undersigned, nor any affiliate controlled by the undersigned, is a party to, as of the date hereof, a transaction that would have been restricted by this Lock-Up Agreement if it had been entered into by the undersigned during the Stockholder Lock-Up Period.

The Stockholder Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 30 days after the public offering date set forth on the final prospectus used to sell the Shares pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares:

(i) as a bona fide gift or gifts;

(ii) to any beneficiary of the undersigned pursuant to a will, other testamentary document or intestate succession to the legal representatives, heirs, beneficiary or immediate family member of the undersigned;

(iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iv) to any immediate family member or other dependent;

(v) as a distribution to limited partners, members or stockholders of the undersigned;

(vi) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;

(vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi) above;

(viii) pursuant to an order of a court or regulatory agency or to comply with any regulations related to the Undersigned’s ownership of Shares; provided that in the case of any transfer or distribution pursuant this clause, any filing under Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”), reporting a reduction in beneficial ownership of shares of Stock, shall state that such transfer is pursuant to an order of a court or regulatory agency or to comply with any regulations related to the ownership of the Shares unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory agency;

(ix) to the Company or its affiliates upon death, disability or termination of employment, in each case, of the Undersigned;

(x) to the Company or its affiliates (A) deemed to occur upon the cashless exercise of options or (B) for the primary purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options or as a result of the vesting of Stock under restricted stock units or restricted stock awards, in each case pursuant to employee benefit plans disclosed in the Registration Statement; provided that in the case of any transfer or distribution pursuant this clause, except as a result of the vesting of Stock under restricted stock units or restricted stock awards, no filing under Section 16(a) of the Exchange Act (other than a filing on Form 5), reporting a reduction in beneficial ownership of shares of Stock, shall be required or shall be voluntarily made during the Stockholder Lock-Up Period;

(xi) in connection with transactions by any person other than the Company relating to Shares acquired in open market transactions after the completion of the Offering;

(xii) pursuant to a bona fide third party tender offer, merger, consolidation, stock exchange or similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Stock involving a Change of Control (as defined below) of the Company; provided that if any such tender offer, merger, consolidation, stock exchange or similar transaction is not consummated, such Undersigned’s Shares shall remain subject to this agreement; or

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(xiii) with the prior written consent of BofA Securities, Inc.;

provided that, (1) in the case of each transfer or distribution pursuant to clauses (i) through (vii) above, each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein, (2) in the case of each transfer or distribution pursuant to clauses (v) through (vii) above, shall not involve a disposition for value and (3) in the case of each transfer or distribution pursuance to clauses (i), (iii) through (vi) and (xi) above, no filing under Section 16(a) of the Exchange Act (other than a filing on Form 5) reporting a reduction in beneficial ownership of shares of Stock, shall be required or shall be voluntarily made during the Stockholder Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

For purposes of this Lock-Up Agreement, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of the voting power of the Company’s capital stock if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting power of the Company’s capital stock (or of the surviving entity).

In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement; provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clauses (i) through (xiii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The restrictions described in this Lock-Up Agreement shall not apply to: (a) the sale of the Undersigned’s Shares pursuant to the Underwriting Agreement; (b) any transactions effectuated pursuant to a trading plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act (“10b5-1 Plan”) existing on the date hereof; or (c) the establishment of a 10b5-1 Plan; provided that no transfers occur under such plan during such Stockholder Lock-Up Period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith until after the expiration of the Stockholder Lock-Up Period.

This Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder upon the earlier of (i) the date the Registration Statement filed with the SEC with respect to the offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder or (iii) July 31, 2021, if the offering is not completed by such date.

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The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

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